UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported) January 14, 2009
Navigant Consulting, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-12173	36-4094854
(State of Other Jurisdiction	Commission	(IRS Employer
of Incorporation)	File Number	Identification No.)
30 S. Wacker, Chicago, IL 60606
(Address of Principal Executive Offices) (Zip Code)
Registrant’s Telephone number, including area code (312) 573-5600
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240 13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On January 14, 2009, the Board of Directors of Navigant Consulting, Inc. (the “Company”) elected Stephan A. James as a director of the Company. Mr. James has been elected to serve for the remaining term of the class of directors elected in 2008, which term shall expire at the annual meeting of shareholders to be held in 2011. In connection with this election to the Board, the Board of Directors of the Company authorized a grant of shares of restricted stock equal to $131,250 and options equal to $43,750, each granted on January 14, 2009. Mr. James has also been elected to serve on the Company’s Audit Committee and Compensation Committee. Mr. James had no transactions with related persons.

Item 9.01	Financial Statements and Exhibits
None

SIGNATURES
     Pursuant to the requirements of section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: January 15, 2009	Navigant Consulting, Inc.
	By:	/s/ Monica M. Weed
	Name:	Monica M. Weed
	Title:	Vice President, General Counsel and Secretary